Exhibit 99.1

Molson Coors Beverage Company Reports 2023 Second Quarter Results

Molson Coors Delivers Second Quarter Top-Line Growth of 12%

Second Quarter Income Before Income Taxes Increased 703%, While Underlying Income Before Income Taxes Increased 53% on a Constant Currency Basis

Raises 2023 Full Year Key Financial Guidance While Continuing to Reinvest in the Business and Navigate a Dynamic Macro Economic Environment

GOLDEN, Colo. & MONTRÉAL--(BUSINESS WIRE)--August 1, 2023--Molson Coors Beverage Company ("MCBC" or "Molson Coors") (NYSE: TAP, TAP.A; TSX: TPX.A, TPX.B) today reported results for the 2023 second quarter.

2023 SECOND QUARTER FINANCIAL HIGHLIGHTS1

  Net sales increased 11.8% reported and 12.1% in constant currency, primarily due to positive net pricing and favorable sales mix as well as higher financial volumes.
  Net sales per hectoliter increased 8.7% reported and 9.0% in constant currency, primarily due to positive net pricing and favorable sales mix driven by geographic mix and premiumization.
  U.S. GAAP income before income taxes of $441.1 million increased $386.2 million.
  Underlying (Non-GAAP) income before income taxes of $502.2 million improved 52.6% in constant currency.
  U.S. GAAP net income attributable to MCBC of $342.4 million, $1.57 per share on a diluted basis. Underlying (Non-GAAP) diluted earnings per share ("EPS") of $1.78 per share increased 49.6%.
  Molson Coors to host a Strategy Day in New York City on October 3, 2023.

1 See Appendix for definitions and reconciliations of non-GAAP financial measures including constant currency.

CEO AND CFO PERSPECTIVES

In the second quarter of 2023, Molson Coors delivered its single strongest quarter of U.S. GAAP reported net sales since the merger of Molson and Coors in 2005 and grew income before income taxes by 703% reported and by 53% on an underlying constant currency basis. After growing both top-line and bottom-line metrics on an underlying basis for the full year in 2022, and again in the first quarter of 2023, the Company continued its trajectory of sustained growth in the second quarter, buoyed by strong performance across its portfolio and across both business units.

Molson Coors, in the second quarter, grew volume and net sales in its largest markets - U.S., Canada and the U.K. In the U.S., Molson Coors achieved its best quarterly brand volume trend since the MillerCoors Joint Venture in 2008, as Coors Light, Miller Lite and Coors Banquet each grew volume double-digits. In Canada, both Coors Light and the Molson brand franchise grew volume and net sales in the quarter. Additionally, the U.K. grew volume and net sales in the second quarter backed by triple-digit volume growth from Madri. As of June 30, 2023, Madri was the Company's fourth largest above premium brand by volume in our global portfolio. Furthermore, as of the second quarter, the above premium portfolio accounted for more than half of the net sales generated by brand volumes in our EMEA&APAC segment.

Gavin Hattersley, President and Chief Executive Officer Statement:

"Our second quarter results represent tremendous growth across our global business, as well as our portfolio. We are proud to report the best quarter of U.S. GAAP reported net sales since the merger of Molson and Coors in 2005, but make no mistake: this is not simply a measure of the three months in the second quarter. These results are a measure of the past three years and a long-term strategy that has made our brands, our supply chain and our breweries demonstrably stronger. Collectively, the investments we have made over the past three years have made us more nimble, more prepared and singularly focused on strengthening our business, attracting consumers, meeting demand and sustaining our results."

Tracey Joubert, Chief Financial Officer Statement:

"We are extremely pleased with our second quarter performance, with both business units achieving double-digit net sales and underlying income before income tax growth. We did this while continuing to invest in our business, reduce net debt and return cash to shareholders. While we remain mindful of the dynamic global macro economic environment and beer industry softness, our robust second quarter performance coupled with the strong foundation we have laid over the last three years, provide us the confidence to significantly raise our 2023 annual guidance. Our strategy is working, positioning us to deliver top and bottom-line growth in 2023 and beyond."

CONSOLIDATED PERFORMANCE - SECOND QUARTER 2023
	For the Three Months Ended
($ in millions, except per share data) (Unaudited)	June 30, 2023	June 30, 2022	Reported Increase (Decrease)	Foreign Exchange Impact	Constant Currency Increase (Decrease)(1)
Net sales	$3,266.6	$2,921.7	11.8%	$(9.7)	12.1%
U.S. GAAP income (loss) before income taxes	$441.1	$54.9	703.5%	$3.7	696.7%
Underlying income (loss) before income taxes(1)	$502.2	$328.1	53.1%	$1.5	52.6%
U.S. GAAP net income (loss)(2)	$342.4	$47.3	623.9%
Per diluted share	$1.57	$0.22	613.6%
Underlying net income (loss)(1)	$387.2	$260.1	48.9%
Per diluted share	$1.78	$1.19	49.6%
	For the Six Months Ended
($ in millions, except per share data) (Unaudited)	June 30, 2023	June 30, 2022	Reported Increase (Decrease)	Foreign Exchange Impact	Constant Currency Increase (Decrease)(1)
Net sales	$5,612.9	$5,136.3	9.3%	$(59.4)	10.4%
U.S. GAAP income (loss) before income taxes	$543.0	$228.6	137.5%	$10.6	132.9%
Underlying income (loss) before income taxes(1)	$660.0	$411.6	60.3%	$6.7	58.7%
U.S. GAAP net income (loss)(2)	$414.9	$198.8	108.7%
Per diluted share	$1.91	$0.91	109.9%
Underlying net income (loss)(1)	$503.5	$323.9	55.4%
Per diluted share	$2.31	$1.49	55.0%
(1)

Represents income (loss) before income taxes and net income (loss) attributable to MCBC adjusted for non-GAAP items. See Appendix for definitions and reconciliations of non-GAAP financial measures including constant currency.

(2)	Net income (loss) attributable to MCBC.

QUARTERLY CONSOLIDATED HIGHLIGHTS (VERSUS SECOND QUARTER 2022 RESULTS)

  Net sales: The following table highlights the drivers of the change in net sales and net sales per hectoliter for the three months ended June 30, 2023 compared to June 30, 2022 (in percentages):
	For the Three Months Ended June 30, 2023
	Financial Volume	Price and Sales Mix	Currency	Net Sales
Consolidated - Net sales	2.8%	9.3%	(0.3)%	11.8%
Consolidated - Net sales per hectoliter	N/A	9.0%	(0.3)%	8.7%

Net sales increased 11.8% driven by favorable price and sales mix, as well as higher financial volumes partially offset by unfavorable foreign currency impacts. Net sales increased 12.1% in constant currency.

Financial volumes increased 2.8%, primarily due to higher financial volumes in the Americas segment, partially offset by a decrease in EMEA&APAC financial volumes. Brand volumes improved 5.0% due to an 8.0% increase in the Americas, partially offset by a 2.9% decline in EMEA&APAC.

Price and sales mix favorably impacted net sales and net sales per hectoliter by 9.3% and 9.0%, respectively, due to increased net pricing to customers including the rollover benefit of taking several price increases in the previous year, as well as favorable sales mix driven by geographic mix and premiumization.

  Cost of goods sold ("COGS"): decreased 2.6% on a reported basis, primarily due to lower cost of goods sold per hectoliter and favorable foreign currency impacts, partially offset by the impact of higher financial volumes. Cost of goods sold per hectoliter: decreased 5.3% primarily due to changes in our unrealized mark-to-market derivative positions of $210.1 million, volume leverage and cost savings initiatives, partially offset by cost inflation related to material and manufacturing expenses and unfavorable mix. Underlying COGS per hectoliter: increased 5.9% in constant currency, primarily due to cost inflation related to materials and manufacturing expenses and unfavorable mix, partially offset by volume leverage and cost savings initiatives.
  Marketing, general & administrative ("MG&A"): increased 3.9% on a reported basis, primarily due to higher incentive compensation expense and increased marketing investment on innovation brands. Underlying MG&A: increased 4.1% in constant currency.
  U.S. GAAP income (loss) before income taxes: increased $386.2 million on a reported basis, primarily due to changes in our unrealized mark-to-market commodity positions of $210.1 million, increased net pricing to customers, higher financial volumes and favorable sales mix, partially offset by cost inflation related to material and manufacturing expenses, as well as higher MG&A expense.
  Underlying income (loss) before income taxes: improved 52.6% in constant currency, primarily due to increased net pricing to customers, higher financial volumes and favorable sales mix, partially offset by cost inflation related to material and manufacturing expenses, as well as higher MG&A expense.

QUARTERLY SEGMENT HIGHLIGHTS (VERSUS SECOND QUARTER 2022 RESULTS)

Americas Segment

  Net sales: The following table highlights the drivers of the change in net sales and net sales per hectoliter for the three months ended June 30, 2023 compared to June 30, 2022 (in percentages):
	For the Three Months Ended June 30, 2023
	Financial Volume	Price and Sales Mix	Currency	Net Sales
Americas - Net sales	5.0%	6.5%	(0.8)%	10.7%
Americas - Net sales per hectoliter	N/A	6.2%	(0.8)%	5.4%

Net sales increased 10.7% driven by favorable price and sales mix and an increase in financial volumes, partially offset by unfavorable foreign currency impacts. Net sales increased 11.5% in constant currency.

Financial volumes increased 5.0% primarily due to an increase in U.S. domestic shipments driven by volume growth in our premium brands, as well as higher shipments in Canada mainly attributed to cycling the prior year impacts of the Québec labor strike. The increase in U.S. volume was impacted by a shift in consumer purchasing behavior largely within the premium segment. Americas brand volumes increased 8.0%, including an 8.7% increase in the U.S. driven by growth in our core brands, with Coors Light, Miller Lite and Coors Banquet each growing double-digits. Canada brand volumes increased 11.3% mainly driven by cycling the prior year impacts of the Québec labor strike. Latin America volume decreased 5.9% largely due to industry softness in some of our major markets in the region.

Price and sales mix favorably impacted net sales and net sales per hectoliter by 6.5% and 6.2%, respectively, primarily due to increased net pricing to customers including the rollover benefit of several price increases taken in the previous year and favorable sales mix.

  U.S. GAAP and Underlying income (loss) before income taxes: improved 40.0% on a reported U.S. GAAP basis and underlying basis in constant currency primarily due to increased net pricing, higher financial volumes including volume leverage, lower logistics expenses and favorable sales mix, partially offset by cost inflation related to material and manufacturing expenses, as well as higher MG&A expense. Higher MG&A spend was primarily due to higher incentive compensation expense and increased marketing investment on innovation brands.

EMEA&APAC Segment

  Net sales: The following table highlights the drivers of the change in net sales and net sales per hectoliter for the three months ended June 30, 2023 compared to June 30, 2022 (in percentages):
	For the Three Months Ended June 30, 2023
	Financial Volume	Price and Sales Mix	Currency	Net Sales
EMEA&APAC - Net sales	(3.0)%	17.7%	1.6%	16.3%
EMEA&APAC - Net sales per hectoliter	N/A	18.3%	1.6%	19.9%

Net sales increased 16.3% driven by favorable price and sales mix as well as by favorable foreign currency impacts, partially offset by a decline in financial volumes. Net sales increased 14.7% in constant currency.

Financial volumes decreased 3.0% and brand volumes declined 2.9% primarily due to declines in Central and Eastern Europe due to industry softness including the inflationary pressures on the consumer, partially offset by resilient demand and growth in above premium volumes in the U.K.

Price and sales mix favorably impacted net sales and net sales per hectoliter by 17.7% and 18.3%, respectively, primarily due to increased net pricing to customers including the rollover benefits from price increases taken in the previous year and favorable sales mix driven by premiumization and geographic mix.

  U.S. GAAP and Underlying income (loss) before income taxes: U.S. GAAP income before income taxes improved 86.6% on a reported basis and underlying income before income taxes improved 82.7% in constant currency, primarily due to increased net pricing to customers and favorable sales mix, partially offset by lower financial volumes and cost inflation on materials, logistics and manufacturing expenses.

CASH FLOW AND LIQUIDITY HIGHLIGHTS

  U.S. GAAP cash from operations: net cash provided by operating activities was $894.4 million for the six months ended June 30, 2023 which improved $227.6 million compared to the prior year primarily due to higher net income, lower interest paid, as well as the favorable timing of working capital in the Americas, partially offset by higher income taxes paid.
  Underlying free cash flow: cash received of $569.7 million for the six months ended June 30, 2023 which represents an increase of $282.5 million from the prior year, was primarily due to higher net cash provided by operating activities and lower capital expenditures as a result of the timing of capital projects.
  Debt: Total debt as of June 30, 2023 was $6,615.1 million and cash and cash equivalents totaled $960.9 million, resulting in net debt of $5,654.2 million and a net debt to underlying EBITDA ratio of 2.50x. As of June 30, 2022, our net debt to underlying EBITDA ratio was 3.20x.
  Dividends: A cash dividend of $0.41 per share was declared and paid to eligible shareholders of record on the respective record dates during the six months ended June 30, 2023, for a total of $0.82 per share or a CAD equivalent of CAD 1.10 per share. A cash dividend of $0.38 per share was declared and paid to eligible shareholders of record on the respective record dates during the six months ended June 30, 2022, for a total of $0.76 per share or a CAD equivalent of CAD 0.96 per share.
  Share Repurchase Program: For the six months ended June 30, 2023, we repurchased 475,000 shares under the share repurchase program at a weighted average price of $56.18 per share, including brokerage commissions, for an aggregate value of $26.7 million. For the six months ended June 30, 2022, we repurchased 510,000 shares at a weighted average price of $51.40 per share, including brokerage commissions, for an aggregate value of $26.2 million.

OTHER RESULTS

Tax Rates Table
(Unaudited)	For the Three Months Ended
	June 30, 2023	June 30, 2022
U.S. GAAP effective tax rate	22%	13%
Underlying effective tax rate(1)	22%	21%
(1)	See Appendix for definitions and reconciliations of non-GAAP financial measures.
  The increase in our second quarter U.S. GAAP effective tax rate was primarily due to an increase in net discrete tax expense in combination with higher income before income taxes. We recognized $0.4 million discrete tax expense in the second quarter of 2023 compared to $2.3 million discrete tax benefit in the second quarter of 2022. For the second quarter of 2022, there was a disproportionate impact from the discrete tax benefit on our effective tax rate due to lower income before income taxes.

2023 OUTLOOK

We are raising our 2023 key financial guidance metrics to reflect the continued strength we are seeing in our core brands in the U.S. while remaining mindful of the softness in the beer industry and continued caution around the consumer.

  Net sales: high single-digit increase versus 2022 on a constant currency basis from our previous guidance of a low single-digit increase.
  Underlying income (loss) before income taxes: 23%-26% increase compared to 2022 on a constant currency basis from our previous guidance of a low single-digit increase.
  Underlying free cash flow: $1.2 billion, plus or minus 10% from our previous guidance of $1.0 billion, plus or minus 10%.
  Consolidated net interest expense: $225 million, plus or minus 5% from our previous guidance of $240 million, plus or minus 5%.

We continue to expect the following targets for full year 2023.

  Capital Expenditures: $700 million incurred, plus or minus 5%
  Underlying depreciation and amortization: $690 million, plus or minus 5%.
  Underlying effective tax rate: in the range of 21% to 23% for 2023.

On July 13, 2023 our Board of Directors declared a cash dividend on its Class A and Class B common shares of $0.41 per share, payable September 15, 2023, to shareholders of record on September 1, 2023. Similarly, the board of directors of Molson Coors Canada Inc., an indirect wholly owned subsidiary of the Company, on July 13, 2023, declared a quarterly dividend of approximately CDN$0.53 per share (the Canadian dollar equivalent of the dividend declared on Molson Coors stock) payable on September 15, 2023 to its Class A and Class B exchangeable shareholders of record on September 1, 2023.

We repaid our CAD 500 million 2.84% notes upon maturity on July 15, 2023 using cash on hand.

NOTES

Unless otherwise indicated in this release, all $ amounts are in U.S. Dollars, and all quarterly comparative results are for the Company’s second quarter ended June 30, 2023 compared to the second quarter ended June 30, 2022. Some numbers may not sum due to rounding.

2023 SECOND QUARTER INVESTOR CONFERENCE CALL

Molson Coors Beverage Company will conduct an earnings conference call with financial analysts and investors at 11:00 a.m. Eastern Time today to discuss the Company’s 2023 second quarter results. The live webcast will be accessible via our website, ir.molsoncoors.com. An online replay of the webcast will be available until 11:59 p.m. Eastern Time on November 1, 2023. The Company will post this release and related financial statements on its website today.

2023 STRATEGY DAY

Molson Coors will host a Strategy Day in New York City on October 3, 2023 to provide an update on the Company’s strategic initiatives, capital allocation and outlook. The event will include presentations and a Q&A session with members of Molson Coors’ leadership team. Due to venue capacity, in-person attendance for institutional investors and financial analysts will be by invitation only. However, presentation materials and an interactive live video stream of the event, as well as a video replay following the event, will be made available through the Company’s Investor Relations website.

OVERVIEW OF MOLSON COORS BEVERAGE COMPANY

For more than two centuries Molson Coors Beverage Company has been brewing beverages that unite people to celebrate all life’s moments. From Coors Light, Miller Lite, Molson Canadian, Carling and Staropramen to Coors Banquet, Blue Moon Belgian White, Vizzy Hard Seltzer, Leinenkugel’s Summer Shandy, Miller High Life and more, Molson Coors produces many beloved and iconic beer brands. While the company’s history is rooted in beer, Molson Coors offers a modern portfolio that expands beyond the beer aisle as well.

Our reporting segments include: Americas, operating in the U.S., Canada and various countries in the Caribbean, Latin and South America; and EMEA&APAC, operating in Bulgaria, Croatia, Czech Republic, Hungary, Montenegro, the Republic of Ireland, Romania, Serbia, the U.K., various other European countries, and certain countries within the Middle East, Africa and Asia Pacific. In addition to our reporting segments, we also have certain activity that is not allocated to our reporting segments and reported as "Unallocated", which primarily includes financing-related costs such as interest expense and income, foreign exchange gains and losses on intercompany balances related to financing and other treasury-related activities, and the unrealized changes in fair value on our commodity swaps not designated in hedging relationships recorded within cost of goods sold, which are later reclassified when realized to the segment in which the underlying exposure resides. Additionally, only the service cost component of net periodic pension and OPEB cost is reported within each operating segment, and all other components remain unallocated.

Our Environmental, Social and Governance ("ESG") strategy is focused on People and Planet with a strong commitment to raising industry standards and leaving a positive imprint on our employees, consumers, communities and the environment. To learn more about Molson Coors Beverage Company, visit molsoncoors.com, MolsonCoorsOurImprint.com or on Twitter through @MolsonCoors.

ABOUT MOLSON COORS CANADA INC.

Molson Coors Canada Inc. (MCCI) is a subsidiary of Molson Coors Beverage Company. MCCI Class A and Class B exchangeable shares offer substantially the same economic and voting rights as the respective classes of common shares of MCBC, as described in MCBC’s annual proxy statement and Form 10-K filings with the U.S. Securities and Exchange Commission. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then outstanding Class A exchangeable shares and Class B exchangeable shares, respectively.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words "expects," "intend," "goals," "plans," "believes," "continues," "may," "anticipate," "seek," "estimate," "outlook," "trends," "future benefits," "potential," "projects," "strategies," and variations of such words and similar expressions are intended to identify forward-looking statements. Statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, and include, but are not limited to, statements under the headings "CEO and CFO Perspectives" and "2023 Outlook," with respect to expectations of cost inflation, limited consumer disposable income, consumer preferences, overall volume and market share trends, pricing trends, industry forces, cost reduction strategies, shipment levels and profitability, the sufficiency of capital resources, anticipated results, expectations for funding future capital expenditures and operations, debt service capabilities, timing and amounts of debt and leverage levels, market share and expectations regarding future dividends. In addition, statements that we make in this press release that are not statements of historical fact may also be forward-looking statements.

Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among other things, the deterioration of general economic, political, credit and/or capital market conditions, including those caused by the ongoing Russia-Ukraine conflict or other geopolitical tensions; our dependence on the global supply chain and significant exposure to changes in commodity and other input prices and the impacts of supply chain constraints and inflationary pressures; weak, or weakening of, economic, social and other conditions in the markets in which we do business, including cost inflation and reductions in discretionary consumer spending; loss, operational disruptions or closure of a major brewery or other key facility, including those of our suppliers, due to unforeseen or catastrophic events or otherwise; cybersecurity incidents impacting our information systems, and violations of data privacy laws and regulations; our reliance on brand image, reputation, product quality and protection of intellectual property; constant evolution of the global beer industry and the broader alcohol industry, and our position within the global beer industry and success of our product in our markets; competition in our markets; our ability to successfully and timely innovate beyond beer; changes in the social acceptability, perceptions and the political view of the beverage categories in which we operate, including alcohol and cannabis; labor strikes, work stoppages or other employee-related issues; ESG issues, including those related to climate change and sustainability; climate change and other weather events; inadequate supply or availability of quality water; our dependence on key personnel; our reliance on third party service providers and internal and outsourced systems for our information technology and certain other administrative functions; impacts related to the coronavirus pandemic; investment performance of pension plan holdings and other factors impacting related pension plan costs and contributions; our significant debt level subjects us to financial and operating risks, and the agreements governing such debt, which subject us to financial and operating covenants and restrictions; deterioration in our credit rating; default by, or failure of, our counterparty financial institutions; impairments of the carrying value of our goodwill and other intangible assets; the estimates and assumptions on which our financial projections are based may prove to be inaccurate; our reliance on a small number of suppliers to obtain the input materials we need to operate our business; termination or changes of one or more manufacturer, distribution or production agreements, or issues caused by our dependence on the parties to these agreements; unfavorable outcomes of legal or regulatory matters; our operations in developing and emerging markets; changes to the regulation of the distribution systems for our products; our consolidated financial statements are subject to fluctuations in foreign exchange rates; changes in tax, environmental, trade or other regulations or failure to comply with existing licensing, trade and other regulations; risks associated with operating our joint ventures; failure to successfully identify, complete or integrate attractive acquisitions and joint ventures into our existing operations; the dependence of our U.S. business on independent distributors to sell our products, with no assurance that these distributors will effectively sell our products, and distributor consolidation in the U.S.; government mandated changes to the retail distribution model resulting from new regulations on our Canada business; risks our Americas business joint venture face in the Canadian cannabis industry; indemnities provided to the purchaser of our previous interest in the Cervejarias Kaiser Brasil S.A. business in Brazil; economic trends and intense competition in European markets; the potential for Pentland and the Coors Trust to disagree on a matter submitted to our stockholders or the super-majority of our board of directors to disagree on certain actions; the interests of the controlling stockholders may differ from those of other stockholders; shareholder activism efforts or unsolicited offers from a third party; and other risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

MARKET AND INDUSTRY DATA

The market and industry data used, if any, in this press release are based on independent industry publications, customer specific data, trade or business organizations, reports by market research firms and other published statistical information from third parties, including Circana (formerly Information Resources, Inc.) for U.S. market data and Beer Canada for Canadian market data (collectively, the “Third Party Information”), as well as information based on management’s good faith estimates, which we derive from our review of internal information and independent sources. Such Third Party Information generally states that the information contained therein or provided by such sources has been obtained from sources believed to be reliable.

APPENDIX

STATEMENTS OF OPERATIONS - MOLSON COORS BEVERAGE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Operations
(In millions, except per share data) (Unaudited)	For the Three Months Ended		For the Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Sales	$3,871.1	$3,501.4	$6,645.9	$6,144.7
Excise taxes	(604.5)	(579.7)	(1,033.0)	(1,008.4)
Net sales	3,266.6	2,921.7	5,612.9	5,136.3
Cost of goods sold	(2,047.7)	(2,101.7)	(3,623.3)	(3,388.5)
Gross profit	1,218.9	820.0	1,989.6	1,747.8
Marketing, general and administrative expenses	(734.9)	(707.6)	(1,349.9)	(1,383.3)
Other operating income (expense), net	0.2	(0.6)	(0.3)	(28.2)
Equity income (loss)	4.3	2.7	7.3	2.6
Operating income (loss)	488.5	114.5	646.7	338.9
Interest income (expense), net	(54.6)	(66.6)	(113.7)	(129.9)
Other pension and postretirement benefits (costs), net	2.6	10.3	5.2	20.9
Other non-operating income (expense), net	4.6	(3.3)	4.8	(1.3)
Income (loss) before income taxes	441.1	54.9	543.0	228.6
Income tax benefit (expense)	(95.0)	(7.0)	(123.7)	(43.4)
Net income (loss)	346.1	47.9	419.3	185.2
Net (income) loss attributable to noncontrolling interests	(3.7)	(0.6)	(4.4)	13.6
Net income (loss) attributable to MCBC	$342.4	$47.3	$414.9	$198.8

Basic net income (loss) attributable to MCBC per share	$1.58	$0.22	$1.92	$0.92
Diluted net income (loss) attributable to MCBC per share	$1.57	$0.22	$1.91	$0.91

Weighted average shares outstanding - basic	216.4	217.0	216.5	217.1
Weighted average shares outstanding - diluted	217.8	217.8	217.6	217.8

Dividends per share	$0.41	$0.38	$0.82	$0.76

BALANCE SHEETS - MOLSON COORS BEVERAGE COMPANY AND SUBSIDIARIES Condensed Consolidated Balance Sheets
(In millions, except par value) (Unaudited)	As of
	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$960.9	$600.0
Accounts receivable, net	1,015.1	739.8
Other receivables, net	129.1	126.4
Inventories, net	863.4	792.9
Other current assets, net	360.7	378.9
Total current assets	3,329.2	2,638.0
Properties, net	4,338.0	4,222.8
Goodwill	5,296.1	5,291.9
Other intangibles, net	12,807.0	12,800.1
Other assets	1,019.3	915.5
Total assets	$26,789.6	$25,868.3
Liabilities and equity
Current liabilities
Accounts payable and other current liabilities	$3,406.7	$2,978.3
Current portion of long-term debt and short-term borrowings	423.2	397.1
Total current liabilities	3,829.9	3,375.4
Long-term debt	6,191.9	6,165.2
Pension and postretirement benefits	468.7	473.3
Deferred tax liabilities	2,671.4	2,646.4
Other liabilities	370.8	292.8
Total liabilities	13,532.7	12,953.1
Molson Coors Beverage Company stockholders' equity
Capital stock
Preferred stock, $0.01 par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, $0.01 par value (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	—	—
Class B common stock, $0.01 par value (authorized: 500.0 shares; issued: 211.7 shares and 210.5 shares, respectively)	2.1	2.1
Class A exchangeable shares, no par value (issued and outstanding: 2.7 shares and 2.7 shares, respectively)	102.2	102.2
Class B exchangeable shares, no par value (issued and outstanding: 10.1 shares and 11.0 shares, respectively)	380.7	413.3
Paid-in capital	7,059.5	7,006.4
Retained earnings	7,129.3	6,894.1
Accumulated other comprehensive income (loss)	(1,093.4)	(1,205.5)
Class B common stock held in treasury at cost (10.9 shares and 10.5 shares, respectively)	(549.6)	(522.9)
Total Molson Coors Beverage Company stockholders' equity	13,030.8	12,689.7
Noncontrolling interests	226.1	225.5
Total equity	13,256.9	12,915.2
Total liabilities and equity	$26,789.6	$25,868.3

CASH FLOW STATEMENTS - MOLSON COORS BEVERAGE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)	For the Six Months Ended
	June 30, 2023	June 30, 2022
Cash flows from operating activities
Net income (loss) including noncontrolling interests	$419.3	$185.2
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	339.9	345.4
Amortization of debt issuance costs and discounts	2.9	4.1
Share-based compensation	20.3	16.9
(Gain) loss on sale or impairment of properties and other assets, net	(1.9)	21.6
Unrealized (gain) loss on foreign currency fluctuations and derivative instruments, net	111.6	105.7
Equity (income) loss	(7.3)	(2.6)
Income tax (benefit) expense	123.7	43.4
Income tax (paid) received	(78.2)	(7.8)
Interest expense, excluding amortization of debt issuance costs and discounts	118.4	127.2
Interest paid	(109.4)	(119.5)
Change in current assets and liabilities and other	(44.9)	(52.8)
Net cash provided by (used in) operating activities	894.4	666.8
Cash flows from investing activities
Additions to properties	(335.1)	(388.7)
Proceeds from sales of properties and other assets	5.5	15.0
Other	(11.0)	4.2
Net cash provided by (used in) investing activities	(340.6)	(369.5)
Cash flows from financing activities
Exercise of stock options under equity compensation plans	7.2	1.5
Dividends paid	(178.2)	(164.9)
Payments for purchases of treasury stock	(26.7)	(26.2)
Payments on debt and borrowings	(6.1)	(502.4)
Proceeds on debt and borrowings	7.0	5.0
Net proceeds from (payments on) revolving credit facilities and commercial paper	—	225.9
Other	(5.1)	(8.7)
Net cash provided by (used in) financing activities	(201.9)	(469.8)
Effect of foreign exchange rate changes on cash and cash equivalents	9.0	(22.8)
Net increase (decrease) in cash and cash equivalents	360.9	(195.3)
Balance at beginning of year	600.0	637.4
Balance at end of period	$960.9	$442.1

SUMMARIZED SEGMENT RESULTS (hectoliter volume and $ in millions) (Unaudited)
Americas	Q2 2023	Q2 2022	Reported % Change	FX Impact	Constant Currency % Change	YTD 2023	YTD 2022	Reported % Change	FX Impact	Constant Currency % Change
Net sales(1)	$2,621.7	$2,367.4	10.7	$(18.4)	11.5	$4,560.7	$4,203.6	8.5	$(35.8)	9.3
COGS(2)	$(1,556.8)	$(1,457.8)	(6.8)			$(2,780.5)	$(2,636.3)	(5.5)
MG&A	$(584.1)	$(561.5)	(4.0)			$(1,068.8)	$(1,109.1)	3.6
Income (loss) before income taxes	$487.3	$348.0	40.0	$0.3	39.9	$720.7	$435.1	65.6	$4.6	64.6
Underlying income (loss) before income taxes	$487.6	$348.1	40.1	$0.3	40.0	$721.5	$514.8	40.2	$4.6	39.3
Financial volume(1)(3)	17.368	16.536	5.0			30.304	29.535	2.6
Brand volume	16.895	15.639	8.0			29.141	28.075	3.8
EMEA&APAC	Q2 2023	Q2 2022	Reported % Change	FX Impact	Constant Currency % Change	YTD 2023	YTD 2022	Reported % Change	FX Impact	Constant Currency % Change
Net sales(1)	$649.0	$558.2	16.3	$8.7	14.7	$1,059.1	$939.4	12.7	$(23.6)	15.3
COGS(2)	$(433.3)	$(375.0)	(15.5)			$(737.3)	$(656.9)	(12.2)
MG&A	$(150.8)	$(146.1)	(3.2)			$(281.1)	$(274.2)	(2.5)
Income (loss) before income taxes	$64.2	$34.4	86.6	$0.8	84.3	$38.8	$2.2	1,663.6	$2.0	1,572.7
Underlying income (loss) before income taxes	$64.2	$34.7	85.0	$0.8	82.7	$42.4	$3.5	1,111.4	$1.6	1,065.7
Financial volume(1)(3)	6.018	6.207	(3.0)			10.089	10.246	(1.5)
Brand volume	5.927	6.101	(2.9)			9.862	10.196	(3.3)
Unallocated & Eliminations	Q2 2023	Q2 2022	Reported % Change	FX Impact	Constant Currency % Change	YTD 2023	YTD 2022	Reported % Change	FX Impact	Constant Currency % Change
Net sales	$(4.1)	$(3.9)	(5.1)			$(6.9)	$(6.7)	(3.0)
COGS(2)	$(57.6)	$(268.9)	78.6			$(105.5)	$(95.3)	(10.7)
Income (loss) before income taxes	$(110.4)	$(327.5)	66.3	$2.6	65.5	$(216.5)	$(208.7)	(3.7)	$4.0	(5.7)
Underlying income (loss) before income taxes	$(49.6)	$(54.7)	9.3	$0.4	8.6	$(103.9)	$(106.7)	2.6	$0.5	2.2
Financial volume	(0.001)	(0.004)	75.0			(0.002)	(0.005)	60.0
Consolidated	Q2 2023	Q2 2022	Reported % Change	FX Impact	Constant Currency % Change	YTD 2023	YTD 2022	Reported % Change	FX Impact	Constant Currency % Change
Net sales	$3,266.6	$2,921.7	11.8	$(9.7)	12.1	$5,612.9	$5,136.3	9.3	$(59.4)	10.4
COGS	$(2,047.7)	$(2,101.7)	2.6			$(3,623.3)	$(3,388.5)	(6.9)
MG&A	$(734.9)	$(707.6)	(3.9)			$(1,349.9)	$(1,383.3)	2.4
Income (loss) before income taxes	$441.1	$54.9	703.5	$3.7	696.7	$543.0	$228.6	137.5	$10.6	132.9
Underlying income (loss) before income taxes	$502.2	$328.1	53.1	$1.5	52.6	$660.0	$411.6	60.3	$6.7	58.7
Financial volume(3)	23.385	22.739	2.8			40.391	39.776	1.5
Brand volume	22.822	21.740	5.0			39.003	38.271	1.9
The reported percent change and the constant currency percent change in the above table are presented as (unfavorable) favorable.
(1)	Includes gross inter-segment volumes, sales and purchases, which are eliminated in the consolidated totals.
(2)

The unrealized changes in fair value on our commodity swaps, which are economic hedges, are recorded as cost of goods sold within Unallocated. As the exposure we are managing is realized, we reclassify the gain or loss to the segment in which the underlying exposure resides, allowing our segments to realize the economic effects of the derivative without the resulting unrealized mark-to-market volatility.

(3)

Financial volume in hectoliters for Americas and EMEA&APAC excludes royalty volume of 0.645 million hectoliters and 0.250 million hectoliters, respectively, for the three months ended June 30, 2023, and excludes royalty volume of 0.645 million hectoliters and 0.218 million hectoliters, respectively for the three months ended June 30, 2022. Financial volume in hectoliters for Americas and EMEA&APAC excludes royalty volume of 1.263 million hectoliters and 0.406 million hectoliters, respectively, for the six months ended June 30, 2023, and excludes royalty volume of 1.246 million hectoliters and 0.537 million hectoliters, respectively for the six months ended June 30, 2022.

WORLDWIDE BRAND AND FINANCIAL VOLUME
(In millions of hectoliters) (Unaudited)	For the Three Months Ended
	June 30, 2023	June 30, 2022	Change
Financial Volume	23.385	22.739	2.8%
Contract brewing and wholesale/factored volume	(1.952)	(1.858)	5.1%
Royalty volume	0.895	0.863	3.7%
Sales-To-Wholesaler to Sales-To-Retail adjustment	0.494	(0.004)	N/M
Total Worldwide Brand Volume	22.822	21.740	5.0%

N/M = Not meaningful

Worldwide brand volume (or "brand volume" when discussed by segment) reflects owned or actively managed brands sold to unrelated external customers within our geographic markets (net of returns and allowances), royalty volume and our proportionate share of equity investment worldwide brand volume calculated consistently with MCBC owned volume. Financial volume represents owned or actively managed brands sold to unrelated external customers within our geographical markets, net of returns and allowances as well as contract brewing, wholesale non-owned brand volume and company-owned distribution volume. Contract brewing and wholesale/factored volume is included within financial volume, but is removed from worldwide brand volume, as this is non-owned volume for which we do not directly control performance. Factored volume in our EMEA&APAC segment is the distribution of beer, wine, spirits and other products owned and produced by other companies to the on-premise channel, which is a common arrangement in the U.K. Royalty volume consists of our brands produced and sold by third parties under various license and contract-brewing agreements and because this is owned volume, it is included in worldwide brand volume. Our worldwide brand volume definition also includes an adjustment from Sales-to-Wholesaler ("STW") volume to Sales-to-Retailer ("STR") volume. We believe the brand volume metric is important because, unlike financial volume and STWs, it provides the closest indication of the performance of our brands in relation to market and competitor sales trends.

We also utilize net sales per hectoliter and cost of goods sold per hectoliter, as well as the year over year changes in such metrics, as key metrics for analyzing our results. These metrics are calculated as net sales and cost of goods sold, respectively, per our consolidated statement of operations divided by financial volume for the respective period. We believe these metrics are important and useful for investors and management because it provides an indication of the trends in pricing and sales mix on our net sales and the trends of sales mix and other cost impacts such as inflation on our cost of goods sold.

USE OF NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the U.S. (“U.S. GAAP”), we also use non-GAAP financial measures, as listed and defined below, for operational and financial decision making and to assess Company and segment business performance. These non-GAAP measures should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We have provided reconciliations of all historical non-GAAP measures to their nearest U.S. GAAP measure and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure.

Our management uses these metrics to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe these measures are used by, and are useful to, investors and other users of our financial statements in evaluating our operating performance.

  Underlying Income (Loss) before Income Taxes (Closest GAAP Metric: Income (Loss) Before Income Taxes) – Measure of the Company’s income (loss) before income taxes excluding the impact of certain non-GAAP adjustment items from our U.S. GAAP financial statements. Non-GAAP adjustment items include goodwill and other intangible and tangible asset impairments, restructuring and integration related costs, unrealized mark-to-market gains and losses, potential or incurred losses related to certain litigation accruals and settlements and gains and losses on sales of non-operating assets, among other items included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective, involve significant management judgment and can vary substantially from company to company.
  Underlying COGS (Closest GAAP Metric: COGS) – Measure of the Company’s COGS adjusted to exclude non-GAAP adjustment items (as defined above). Non-GAAP adjustment items include the impact of unrealized mark-to-market gains and losses on our commodity derivative instruments, which are economic hedges, and are recorded through COGS within Unallocated. As the exposure we are managing is realized, we reclassify the gain or loss to the segment in which the underlying exposure resides, allowing our segments to realize the economic effects of the derivatives without the resulting unrealized mark-to-market volatility.
  Underlying MG&A (Closest GAAP Metric: MG&A) – Measure of the Company’s MG&A expense excluding the impact of certain non-GAAP adjustment items (as defined above).
  Underlying net income (loss) attributable to MCBC (Closest GAAP Metric: Net income (loss) attributable to MCBC) – Measure of net income (loss) attributable to MCBC excluding the impact of non-GAAP adjustment items (as defined above), the related tax effects of non-GAAP adjustment items and certain other discrete tax items.
  Underlying net income (loss) attributable to MCBC per diluted share (Closest GAAP Metric: Net income (loss) attributable to MCBC per diluted share) – Measure of underlying net income (loss) attributable to MCBC (as defined above) per diluted share. If applicable, a reported net loss attributable to MCBC per diluted share is calculated using the basic share count due to dilutive shares being antidilutive. If underlying net income (loss) attributable to MCBC becomes income excluding the impact of our non-GAAP adjustment items, we include the incremental dilutive shares, using the treasury stock method, into the dilutive shares outstanding.
  Underlying effective tax rate (Closest GAAP Metric: Effective Tax Rate) – Measure of the Company’s effective tax rate excluding the related tax impact of pre-tax non-GAAP adjustment items (as defined above) and certain other discrete tax items. Discrete tax items include certain significant tax audit and prior year reserve adjustments, impact of significant tax legislation and tax rate changes and significant non-recurring and period specific tax items.
  Underlying free cash flow (Closest GAAP Metric: Net Cash Provided by (Used in) Operating Activities) – Measure of the Company’s operating cash flow calculated as Net Cash Provided by (Used In) Operating Activities less Additions to Properties and excluding the pre-tax cash flow impact of certain non-GAAP adjustment items (as defined above). We consider underlying free cash flow an important measure of our ability to generate cash, grow our business and enhance shareholder value, driven by core operations and after adjusting for non-GAAP adjustment items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure.
  Underlying depreciation and amortization (Closest GAAP Metric: Depreciation & Amortization) – Measure of the Company’s depreciation and amortization excluding the impact of non-GAAP adjustment items (as defined above). These adjustments primarily consist of accelerated depreciation or amortization taken related to the Company’s strategic exit or restructuring activities.
  Net debt to underlying earnings before interest, taxes, depreciation, and amortization ("underlying EBITDA") (Closest GAAP Metrics: Cash, Debt, & Income (Loss) Before Income Taxes) – Measure of the Company’s leverage calculated as Net debt (defined as current portion of long-term debt and short-term borrowings plus long-term debt less cash and cash equivalents) divided by the trailing twelve month underlying EBITDA. Underlying EBITDA is calculated as Net Income (Loss) excluding Interest expense (income), income tax expense (benefit), depreciation and amortization, and the impact of non-GAAP adjustment items (as defined above). This measure is not the same as the Company’s maximum leverage ratio as defined under its revolving credit facility, which allows for other adjustments in the calculation of net debt to EBITDA.
  Constant currency - Constant currency is a non-GAAP measure utilized to measure performance, excluding the impact of translational and certain transactional foreign currency movements, and is intended to be indicative of results in local currency. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar or other currencies used in operations, we utilize a constant currency measure as an additional metric to evaluate the underlying performance of each business without consideration of foreign currency movements. We present all percentage changes for net sales, underlying COGS, underlying MG&A and underlying income (loss) before income taxes in constant currency and calculate the impact of foreign exchange by translating our current period local currency results (that also include the impact of the comparable prior period currency hedging activities) at the average exchange rates during the respective period throughout the year used to translate the financial statements in the comparable prior year period. The result is the current period results in U.S. dollars, as if foreign exchange rates had not changed from the prior year period. Additionally, we exclude any transactional foreign currency impacts, reported within the other non-operating income (expense), net line item, from our current period results.

Our guidance for any of the measures noted above are also non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide guidance for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

RECONCILIATION TO NEAREST U.S. GAAP MEASURES Reconciliation by Line Item
(In millions, except per share data) (Unaudited)	For the Three Months Ended June 30, 2023
	Cost of goods sold	Marketing, general and administrative expenses	Income (loss) before income taxes	Net income (loss) attributable to MCBC	Net income (loss) attributable to MCBC per diluted share
Reported (U.S. GAAP)	$(2,047.7)	$(734.9)	$441.1	$342.4	$1.57
Adjustments to arrive at underlying
Restructuring	—	—	(0.2)	(0.2)	—
Unrealized mark-to-market (gains) losses	62.7	—	60.8	60.8	0.28
Other items	—	0.7	0.5	0.5	—
Total	$62.7	$0.7	$61.1	$61.1	$0.28
Tax effects on non-GAAP adjustments	—	—	—	(15.5)	(0.07)
Discrete tax items	—	—	—	(0.8)	—
Underlying (Non-GAAP)	$(1,985.0)	$(734.2)	$502.2	$387.2	$1.78

(In millions, except per share data) (Unaudited)	For the Six Months Ended June 30, 2023
	Cost of goods sold	Marketing, general and administrative expenses	Income (loss) before income taxes	Net income (loss) attributable to MCBC	Net income (loss) attributable to MCBC per diluted share
Reported (U.S. GAAP)	$(3,623.3)	$(1,349.9)	$543.0	$414.9	$1.91
Adjustments to arrive at underlying
Restructuring	—	—	0.3	0.3	—
Unrealized mark-to-market (gains) losses	114.5	—	112.6	112.6	0.52
Other items	—	4.3	4.1	4.1	0.02
Total	$114.5	$4.3	$117.0	$117.0	$0.54
Tax effects on non-GAAP adjustments	—	—	—	(27.6)	(0.13)
Discrete tax Items	—	—	—	(0.8)	—
Underlying (Non-GAAP)	$(3,508.8)	$(1,345.6)	$660.0	$503.5	$2.31

Reconciliation to Underlying Income (Loss) Before Income Taxes by Segment
(In millions) (Unaudited)	For the Three Months Ended June 30, 2023
	Americas	EMEA&APAC	Unallocated	Consolidated
Income (loss) before income taxes	$487.3	$64.2	$(110.4)	$441.1
Add/Less:
Cost of goods sold(1)	—	—	62.7	62.7
Marketing, general & administrative	0.5	0.2	—	0.7
Other non-GAAP adjustment items	(0.2)	(0.2)	(1.9)	(2.3)
Total non-GAAP adjustment items	$0.3	$—	$60.8	$61.1
Underlying income (loss) before income taxes	$487.6	$64.2	$(49.6)	$502.2

(In millions) (Unaudited)	For the Six Months Ended June 30, 2023
	Americas	EMEA&APAC	Unallocated	Consolidated
Income (loss) before income taxes	$720.7	$38.8	$(216.5)	$543.0
Add/(less):
Cost of goods sold(1)	—	—	114.5	114.5
Marketing, general & administrative	1.0	3.3	—	4.3
Other non-GAAP adjustment items	(0.2)	0.3	(1.9)	(1.8)
Total non-GAAP adjustment items	$0.8	$3.6	$112.6	$117.0
Underlying income (loss) before income taxes	$721.5	$42.4	$(103.9)	$660.0

(1)

Reflects changes in our mark-to-market positions on our commodity hedges recorded as cost of goods sold within Unallocated. As the exposure we are managing is realized, we reclassify the gain or loss to the segment in which the underlying exposure resides, allowing our segments to realize the economic effects of the derivative without the resulting unrealized mark-to-market volatility.

Effective Tax Rate Reconciliation

(Unaudited)		For the Three Months Ended
		June 30, 2023	June 30, 2022
U.S. GAAP	Effective Tax Rate	22%	13%
Add/Less:	Tax effect of non-GAAP adjustment items(1)	—%	8%
Non-GAAP	Underlying (Non-GAAP) Effective Tax Rate	22%	21%

(1)	Adjustments related to the tax effect of non-GAAP adjustment items excluded from our underlying effective tax rate.

Underlying Free Cash Flow

(In millions) (Unaudited)		For the Six Months Ended
		June 30, 2023	June 30, 2022
U.S. GAAP	Net Cash Provided by (Used In) Operating Activities	$894.4	$666.8
Less:	Additions to properties(1)	(335.1)	(388.7)
Add/Less:	Cash impact of non-GAAP adjustment items(2)	10.4	9.1
Non-GAAP	Underlying Free Cash Flow	$569.7	$287.2

(1)	Included in net cash provided by (used in) investing activities.
(2)	Included in net cash provided by (used in) operating activities and primarily reflects costs paid for restructuring activities for the six months ended June 30, 2023 and June 30, 2022.

Net Debt to Underlying EBITDA Ratio
(In millions except net debt to underlying EBITDA ratio) (Unaudited)		As of
		June 30, 2023	June 30, 2022
U.S. GAAP	Current portion of long-term debt and short-term borrowings	$423.2	$247.0
Add:	Long-term debt	6,191.9	6,557.8
Less:	Cash and cash equivalents	960.9	442.1
	Net debt	$5,654.2	$6,362.7
	Q2 Underlying EBITDA	725.2	566.4
	Q1 Underlying EBITDA	388.4	320.5
	Q4 Underlying EBITDA	555.5	457.3
	Q3 Underlying EBITDA	593.5	642.6
Non-GAAP	Underlying EBITDA(1)	$2,262.6	$1,986.8
	Net debt to underlying EBITDA ratio	2.50	3.20

(1)	Represents underlying EBITDA on a trailing twelve month basis.

Underlying EBITDA Reconciliation

(In millions) (Unaudited)		For the Three Months Ended
		June 30, 2023	June 30, 2022	Change
U.S. GAAP	Net income (loss) attributable to MCBC	$342.4	$47.3	623.9%
Add:	Net income (loss) attributable to noncontrolling interests	3.7	0.6	516.7%
U.S. GAAP	Net income (loss)	346.1	47.9	622.5%
Add:	Interest expense (income), net	54.6	66.6	(18.0)%
	Income tax expense (benefit)	95.0	7.0	1,257.1%
	Depreciation and amortization	168.4	171.7	(1.9)%
	Adjustments included in underlying income(1)	61.1	273.2	(77.6)%
Non-GAAP	Underlying EBITDA	$725.2	$566.4	28.0%

(1)	Includes adjustments to income (loss) before income taxes related to non-GAAP adjustment items. See Reconciliations to Nearest U.S. GAAP Measures by Line Item table for detailed adjustments.

Contacts

Investor Relations
Greg Tierney, (414) 931-3303
Traci Mangini, (415) 308-0151

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